UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Silicon Valley Bank Loan Amendment

On February 27, 2009, St. Bernard Software, Inc. (the “Company”) entered into a Fifth Amendment to the Loan and Security Agreement (the “Loan Amendment”) with Silicon Valley Bank (“SVB”), amending the Loan and Security Agreement entered into between St. Bernard and SVB on May 11, 2007. Pursuant to the terms of the Loan Amendment, in addition to the maturity date of the Loan and Security Agreement being  extended to May 15, 2010, SVB (i) decreased the interest rate on the revolving line of credit to the greater of (a) 3.50% over the prime rate or (b) 7.5%, (ii) slightly modified the tangible net worth covenant, and (iii) modified the borrowing base to seventy percent (70%) of eligible accounts and the lesser of sixty percent (60%) of advanced billing accounts or six hundred thousand dollars ($600,000).

Partners for Growth II, L.P. Loan Amendment

On February 27, 2009, the Company and Partners for Growth II, L.P. (“PFG”) entered into a First Amendment to the Loan Agreement (the “PFG Loan Amendment”), which became effective on July 23, 2008. Pursuant to the terms of the Loan Amendment, PFG has eliminated the Modified Net Income covenant for the reporting periods ending February 28, 2009 and March 31, 2009.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure requirement of this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Fifth Amendment to Loan and Security Agreement between St. Bernard Software, Inc. and Silicon Valley Bank, dated February 27, 2009.
10.2	First Amendment to Loan and Security Agreement between St. Bernard Software, Inc. and Partners for Growth II, L.P., dated February 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: March 5, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors